UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009 (June 9, 2009)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 9, 2009, Behringer Harvard Operating Partnership I LP (“Behringer Harvard OP”), the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a first amendment (the “Modification”) to its secured credit agreement (the “Credit Agreement”) with KeyBanc Capital Markets and Wachovia Securities as co-lead arrangers and KeyBank National Association as administrative agent (referred to herein as “Lender” and as the “Agent,” in their respective roles), and other lending institutions that are parties to the credit facility (collectively, the “Lenders”).

Among other things, the Modification (1) adjusts the total amount of secured borrowings available under the credit facility to $193 million, available as revolving loans (subject to increase to $300 million upon Lender approval and payment of certain activation fees to the Agent and Lenders), (2) provides for the repayment and retirement of the $200 million term loan (the “Term Loan”) contained in the original credit facility, (3) reduces the ratio of EBITDA to fixed charges that Behringer Harvard OP is required to maintain, (4) allows Behringer Harvard OP to use the acquisition cost of certain properties in calculating “gross asset value” (as defined in the Credit Agreement), (5) allows Behringer Harvard OP to incur up to 10% of gross asset value in additional recourse indebtedness not previously permitted under the loan covenants, (6) eliminates cross-defaults to non-recourse indebtedness, (7) reduces the required minimum consolidated tangible net worth to $1.2 billion, (8) expands the scope of permitted investments to include, subject to stated limits, mezzanine mortgage receivables and securities of publicly-traded REITs, and (9) provides for borrowings to be supported by additional collateral owned by certain of our subsidiaries, each of which has guaranteed the credit facility and granted a first mortgage or deed of trust on its real property (the “Collateral Pool Properties”) as security for the credit facility.  The Collateral Pool Properties consist of One Briarlake Plaza, Westway One and Three Eldridge Place (currently under construction) in Houston, Texas; 5 Wayside and 15 Wayside in Burlington, Massachusetts; 5104 Eisenhower Boulevard in Tampa, Florida; and CentrePort Office Centre in Ft. Worth, Texas.  In addition, the Collateral Pool Properties must always have a borrowing base value of $200 million, and must include at least four separate properties. The credit facility will continue to be secured by a perfected first priority lien and security interest in collateral that includes Behringer Harvard OP’s interests in certain subsidiaries that directly own our properties, as well as any distributions from Behringer Harvard OP’s subsidiaries, and to be guaranteed by us and, to the extent permitted under other debt obligations, our material subsidiaries.

The credit facility matures on December 11, 2010. It may be extended one additional year upon payment of an extension fee in an amount equal to fifteen basis points on the total amount of the credit facility in effect on the original maturity date.  Availability under the Modification is limited, during the initial term, to the lesser of (a) 60% of the aggregate appraised value of the Collateral Pool Properties (during the initial term), or 57.5% of that aggregate appraised value (during the extension term), or (b) the amount of debt that the Collateral Pool Properties could support under a debt service coverage test, determined in the manner provided in the Modification, based on a debt service coverage ratio of 1.30 during the initial term or 1.40 during the extension term (the “Borrowing Base Availability”).  Until Three Eldridge Place is completed and becomes stabilized, its contribution to the borrowing base will be Behringer Harvard OP’s cash incurred costs, subject to a limit of 25% of the aggregate borrowing base value of all Collateral Pool Properties.

At closing, the availability under the credit facility was approximately $170.1 million.  An initial draw under the Modification, in the amount of $150 million, was used to retire the Term Loan.  Subject to a reserve in the amount of approximately $17.5 million pending completion of the building shell at Three Eldridge Place, which is expected to occur in September 2009, the remainder of the credit facility is available for general corporate and working capital purposes.

Pursuant to the Modification, loans under the credit facility will bear interest at an annual rate that is equal to either (1) 0.5% per annum over the “base rate” (calculated as the greater of (i) the Agent’s “prime rate” or (ii) 0.5% above the Federal Funds Effective Rate) or (2) LIBOR plus 2.75%, the latter of which was applicable following the closing and equaled 3.02%.  Previously, the interest rate applicable to loans under the credit facility could vary based on Behringer Harvard OP’s ratio of consolidated total indebtedness to gross asset value and prior to the closing was LIBOR plus 1.80%, which equaled 2.12%.  Behringer Harvard OP has the right to prepay the outstanding amount of the loans, in whole or in part, at any time without penalty, provided that any partial payment is in a minimum amount of $1 million.  Certain mandatory prepayments may be required in the event of a casualty or condemnation of a Collateral Pool Property, or if the outstanding balance of the loans exceeds the Borrowing Base Availability.

The information set forth above with respect to the Modification, and to the Credit Agreement as modified, does not purport to be complete in scope and is qualified in its entirety by the full text of the Modification, which includes the Credit Agreement, as modified.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Cautionary Statement

The representations, warranties, covenants and agreements made by the parties in the Modification and Credit Agreement are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Modification and Credit Agreement and are subject to qualifications and limitations negotiated by the parties in connection with the Modification and Credit Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Modification and the Credit Agreement rather than to establish matters as facts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 15, 2009	By:	/s/ Michael A. Ernst
Michael A. Ernst
Chief Financial Officer